UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	46-1961563 (IRS Employer Identification No.)

12300 Liberty Boulevard, Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01.	Regulation FD Disclosure
SIGNATURES

Item 7.01.  Regulation FD Disclosure

Effective July 1, 2013, Dana Strong assumed the role of Chief Operating Officer of Virgin Media Inc. (the “Company”), a subsidiary of Liberty Global plc (“Liberty Global”), and will serve as the Company's principal operating officer. Below is her biography information.

Ms. Strong, 43, joins the Company after two years as Managing Director of UPC Ireland Ltd. (“UPC Ireland”), also a subsidiary of Liberty Global, where she oversaw that operation's strong growth, improved customer satisfaction, and a successful track record of product innovation. Ms. Strong also served as the elected Chairman of the Telecommunication and Internet Federation in Ireland. From 2002 through May 2011, when Ms. Strong joined UPC Ireland, Ms. Strong served as the Chief Operating Officer of AUSTAR United Communications Limited, a direct-to-home satellite provider in Australia and a then subsidiary of Liberty Global's predecessor.

The information above is provided under Item 7.01 of Form 8-K and is furnished to, but not filed with, the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013	VIRGIN MEDIA INC.

	By:	/s/ Leonard P. Stegman
Leonard P. Stegman
Vice President